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                                                                       Exhibit 5



                                December 21, 2001


ARAMARK Corporation
ARAMARK Tower
1101 Market Street
Philadelphia, PA  19107

         Re: FORM S-8 REGISTRATION STATEMENT COVERING SECURITIES ISSUEABLE UNDER THE ARAMARK 2001 EQUITY INCENTIVE PLAN


Gentlemen:

         You have requested my advice with respect to the legality of the shares of Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3 and Class B Common Stock, each par value $0.01 per share ("Common Stock"), of ARAMARK Corporation, a Delaware corporation (the "Company"), to be registered with the Securities and Exchange Commission on a Form S-8 Registration Statement ("Registration Statement") and issuable pursuant to the ARAMARK 2001 Equity Incentive Plan (the "Plan").

         In connection with the foregoing request, I or a member of my staff, have examined the Registration Statement, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as amended to date, corporate minutes, the Plan, and such other documents and records as I deem necessary to render the opinions contained herein. I have assumed the genuineness of all signatures and conformity to original documents of copies of such documents. As to any facts relevant to my opinion, I have relied upon information given to me by the Officers of the Company and others.

         Based on the foregoing, it is my opinion that:

                1. The Company is in good standing under the laws of the State of Delaware.

                2. The authorized but unissued shares of Common Stock being registered pursuant to the Registration Statement have been duly authorized by the Company and will, upon being issued under the Plan as described in the Registration Statement, be validly issued, fully paid and nonassessable.

         I consent to the use of this opinion as an exhibit to the captioned Registration Statement.

                                   Sincerely,


                                   /s/ Donald S. Morton
                                   Vice President, Assistant Secretary and
                                   Associate General Counsel